Exhibit 99

For Release October 24, 2003                                   Contact:
8:01 am                                                        Richard F. Latour
                                                               President and CEO
                                                               Tel: 781-994-4800

                      MicroFinancial Incorporated Announces
                           Third Quarter 2003 Results

Woburn, MA -- October 24, 2003 -- MicroFinancial Incorporated (NYSE-MFI), announced today its financial results for the third quarter and the nine months ended September 30, 2003.

Third quarter revenue for the period ended September 30, 2003, was $22.1 million compared to $30.5 million for the same period last year. The reduction in revenues is directly related to the Company's decision in October 2002 to cease funding new originations as a result of its Lenders' decision not to renew the revolving credit facility on September 30, 2002.

The net loss for the quarter was $3.2 million, or ($0.25) per share as compared with a net loss of $19.6 million or a loss of $1.53 per share in the prior year's third quarter. The improvement in net income for the quarter is primarily due to a lower provision for credit losses as compared to the same period last year. The reduction in revenues for the quarter is primarily the result of a 44.0% decline in lease and loan revenues to $7.2 million and a 35.0% decline in service fee and other revenues to $2.9 million.

Total operating expenses for the quarter declined 56.6% to $27.4 million as compared to the same period in 2002. Interest expense declined 35.4% to $1.6 million as a result of lower debt balances of approximately $99.1 million offset by an increase in the Company's average interest rates of 149 basis points. Selling, general and administrative expenses decreased 24.0% to $7.8 million for the third quarter ended September 30, 2003, versus $10.3 million for the same period last year. The decrease was attributable to reductions in personnel related expenses of approximately $1.7 million as well as a $0.7 million reduction in collection related expenses. The provision for credit losses decreased to $13.9 million for the quarter ended September 30, 2003 from $44.7 million for the same period last year, while net charge offs increased to $16.6 million. Past due balances greater than 31 days delinquent at September 30, 2003 remained relatively flat at 22.9% from 23.0% last quarter. Exclusive of a federal tax refund in excess of $11 million received in the second quarter of 2003, net cash provided by operating activities for the third quarter increased slightly to $20.8 million compared to $20.5 million for the previous quarter. The Company repaid debt of $24.6 million on its senior credit facility and securitizations during the quarter.

"I am pleased that during the third quarter the Company was able to reduce our total interest bearing debt by an additional $24.6 million which brings our year to date reduction to over $83 million, commented Richard Latour, President and Chief Executive Officer. "We remain ahead our required repayments and other financial expectations of our bank agreement by approximately $5.0 million through September 30, 2003."

The Company remains in full compliance with the terms and conditions of its securitizations and senior credit facility. The Company has made or exceeded all scheduled payments on these debt instruments in a timely manner. During the quarter, MicroFinancial's successful collections efforts allowed the Company to reduce its bank debt by $15.4 million to $73.5 million.

For the nine-month period ended September 30, 2003 revenues decreased 27.5% to $71.6 million compared to $98.8 million during the same period in 2002. The reduction in revenues is directly related to the Company's decision to cease funding new originations since October 2002 as a result of its Lenders' decision not to renew the revolving credit facility on September 30, 2002.

The net loss year to date ending September 30, 2003 was $7.7 million or ($0.59) per share versus a net loss of $14.4 million or ($1.12) per share for the same period last year. Total operating expenses for the nine months ended September 30, 2003 were $84.4 million compared to $122.8 million in 2002. Interest expense declined 18.7% to $6.4 million as a result of lower average debt balances of approximately $73.3 million. Selling, general and administrative expenses decreased 25.1% to $25.7 million for the first nine months of the year versus $34.3 million for the same period last year. The decrease was driven by a reduction in personnel related expenses of approximately $4.7 million, a $1.5 million reduction in cost of goods sold, and a reduction in collection related expenses of $2.0 million. The Company's headcount at September 30, 2003 was 144; down from 300 from the same period last year while depreciation and amortization decreased 12.3% to $12.5 million compared to $14.2 million in 2002. The provision for credit losses decreased 40.0% to $39.9 million for the nine-month period from $66.5 million for the same period last year. Year to date net charge-offs increased to $52.7 million and the Company repaid debt balances on its senior credit facility and securitizations of $83.4 million for the nine months ended September 30, 2003.

MicroFinancial Incorporated continues to operate without the use of gain on sale
accounting   treatment  and  a  balance  sheet  with  total   liabilities   less
subordinated debt to total equity plus subordinated debt of 1.4 to 1.

Mr. Latour concluded, "MicroFinancial continues its efforts to secure various financing, restructuring and strategic alternatives that will enable the Company to reenter the financing market."

                           MICROFINANCIAL INCORPORATED
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)


                                                                           December 31,  September 30,
                                                                         --------------- --------------
                                                                               2002         2003
                                                                               ----         ----
                                                    ASSETS
Net investment in leases and loans:
     Receivables due in installments                                        $ 334,623    $ 227,528
     Estimated residual value                                                  30,754       22,927
     Initial direct costs                                                       4,891        2,515
     Loans receivable                                                           1,796          -
     Less
        Advance lease payments and deposits                                       (96)         (43)
        Unearned income                                                       (67,574)     (34,883)
        Allowance for credit losses                                           (69,294)     (56,470)
                                                                            ---------    ---------
Net investment in leases and loans                                          $ 235,100    $ 161,574

Investment in service contracts                                                14,463       10,054
Cash and cash equivalents                                                       5,494        7,282
Restricted cash                                                                18,516        8,731
Property and equipment, net                                                     9,026        5,953
Income taxes receivable                                                         8,652          -
Other assets                                                                    3,834        3,577
                                                                            ---------    ---------
          Total assets                                                      $ 295,085    $ 197,171
                                                                            =========    =========

                                     LIABILITIES AND STOCKHOLDERS' EQUITY

Notes payable                                                               $ 168,927    $  85,535
Subordinated notes payable                                                      3,262        3,262
Capitalized lease obligations                                                     471          253
Accounts payable                                                                3,840        2,888
Other liabilities                                                               6,776        5,273
Income taxes payable                                                            1,400        2,012
Deferred income taxes payable                                                  23,806       18,681
                                                                            ---------    ---------
          Total liabilities
                                                                              208,482      117,904
                                                                            ---------    ---------

Stockholders' equity:
     Preferred stock, $.01 par value; 5,000,000 shares authorized;
        no shares issued at 12/31/02 and 9/30/03                                  -            -
                                                                            ---------    ---------
     Common stock, $.01 par value; 25,000,000 shares authorized;
        13,410,646 shares issued at 12/31/02 and 9/30/03, respectively            134          134
     Additional paid-in capital                                                47,723       44,245
     Retained earnings                                                         45,089       37,403
     Treasury stock (588,700 and 234,230 shares of common stock at
        12/31/02 and 9/30/03, respectively), at cost                           (6,343)      (2,515)
                                                                            ---------    ---------
          Total stockholders' equity                                           86,603       79,267
                                                                            ---------    ---------
          Total liabilities and stockholders' equity                        $ 295,085    $ 197,171
                                                                            =========    =========

                           MICROFINANCIAL INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except share and per share data)

                                                    For the three months ended
                                                          September 30,
                                                  -----------------------------
                                                        2002           2003
                                                        ----           ----
Revenues:
     Income on financing leases and loans              $12,819          $7,173
     Income on service contracts                         2,479           2,067
     Rental income                                       9,212           8,589
     Loss and damage waiver fees                         1,633           1,365
     Service fees and other                              4,406           2,863
                                                   ---------------------------
             Total revenues                             30,549          22,057
                                                   ---------------------------

Expenses:
     Selling general and administrative                 10,306           7,837
     Provision for credit losses                        44,672          13,852
     Depreciation and amortization                       5,713           4,106
     Interest                                            2,458           1,589
                                                   ---------------------------
             Total expenses                             63,149          27,384
                                                   ---------------------------

Income/(loss) before provision for income taxes        (32,600)         (5,327)
Provision/(benefit) for income taxes                   (13,042)         (2,131)
                                                   ---------------------------
Net income/(loss)                                     ($19,558)        ($3,196)
                                                   ===========================
Net income/(loss) per common share - basic              ($1.53)         ($0.25)
                                                   ===========================
Net income/(loss) per common share - diluted            ($1.53)         ($0.25)
                                                   ===========================
Weighted-average shares used to compute:
          Basic net income per share                12,821,946      12,999,035
                                                   ---------------------------
          Fully diluted net income per share        12,821,946      12,999,035
                                                   ---------------------------

                                                       For the nine months ended
                                                             September 30,
                                                      --------------------------
                                                         2002           2003
                                                         ----           ----
Revenues:
     Income on financing leases and loans              $41,845         $25,372
     Income on service contracts                         7,332           6,653
     Rental income                                      28,295          25,763
     Loss and damage waiver fees                         4,691           4,271
     Service fees and other                             16,632           9,533
                                                    --------------------------
             Total revenues                             98,795          71,592
                                                    --------------------------

Expenses:
     Selling general and administrative                 34,289          25,677
     Provision for credit losses                        66,460          39,900
     Depreciation and amortization                      14,203          12,463
     Interest                                            7,823           6,364
                                                    --------------------------
             Total expenses                            122,775          84,404
                                                    --------------------------

Income/(loss) before provision for income taxes        (23,980)        (12,812)
Provision/(benefit) for income taxes                    (9,593)         (5,125)
                                                    --------------------------

Net income/(loss)                                     ($14,387)        ($7,687)
                                                    ==========================

Net income/(loss) per common share - basic              ($1.12)         ($0.59)
                                                    ==========================

Net income/(loss) per common share - diluted            ($1.12)         ($0.59)
                                                    ==========================

Weighted-average shares used to compute:
          Basic net income per share                12,821,946      12,999,035
                                                    --------------------------
          Fully diluted net income per share        12,821,946      12,999,035
                                                    --------------------------

MicroFinancial Inc. (NYSE: MFI), headquartered in Woburn, MA, is a financial intermediary specializing in leasing and financing for products in the $500 to $10,000 range. The company has been in operation since 1986.


Statements in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as "believes,"
"anticipates," "expects," "views, " and similar expressions are intended to identify forward-looking statements. The Company cautions that a number of important factors could cause actual results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Readers should not place undue reliance on forward-looking statements, which reflect the management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure that it will be able to anticipate or respond timely to changes which could adversely affect its operating results in one or more fiscal quarters. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of the Company's common stock. For a more complete description of the prominent risks and uncertainties inherent in the Company's business, see the risk factors described in documents the Company files from time to time with the Securities and Exchange Commission.